Exhibit 3(b)
                                                             to Form 10-K





















                                     BYLAWS



                                  	   of



                           A. P. GREEN INDUSTRIES, INC.

                                   (Delaware)



                             As of December 18, 1987



                            Amended November 16, 1995



































































                                    BYLAWS



                                      of



                          A. P. GREEN INDUSTRIES, INC.



                                   ARTICLE I



                                 O F F I C E S



	The principal office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle. The corporation may have such other offices, either within or without the State of Delaware, as the business of the corporation may require from time to time.



                                  ARTICLE II



                            S T O C K H O L D E R S



                                ANNUAL MEETING



	Section 1. The date and time of the annual meeting of stockholders shall be determined by or under the authority of the board of directors as permitted by law for the purpose of electing directors and the transaction of such other business as may properly come before the meeting. If the election of directors shall not be held on the date designated for such annual meeting or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as conveniently may be.



                                SPECIAL MEETINGS



	Section 2. Special meetings of the stockholders may be called at any time by the chief executive officer of the corporation or by the secretary upon a request in writing of a majority of the board of directors. Such request shall state the purpose or purposes of the proposed meeting.



                                PLACE OF MEETINGS



	Section 3. All meetings of the stockholders for the election of directors shall be held in the City of Mexico, State of Missouri, or at such other place as may be fixed from time to time by the board of directors. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.



                               NOTICE OF MEETINGS



	Section 4. Written notice stating the place, day and hour of the meeting, and in the case of a special meeting the purpose or purposes for which the meeting is called, shall be given by mail to each stockholder entitled to vote thereat not less than ten
(10) days, nor more than fifty (50) days before the date of the meeting. Such notice, when mailed, shall be deemed to be delivered when deposited in the United States mail in a sealed enveloped addressed to the stockholder at his address as it appears on the records of the corporation, with postage prepaid.



                            QUORUM AND VOTE REQUIRED



	Section 5. (a) The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of such business except as otherwise provided by statue or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally scheduled.



		(b) When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.



                            ORGANIZATION OF MEETING



	Section 6. The chairman of the board of directors, or in his absence or if there is no chairman of the board of directors, the president of the corporation, or in his absence, the vice presidents in the order of their election, shall preside as chairman of all meetings of the stockholders. In the absence of all such persons, the meeting shall select, by majority vote, a stockholder present at the meeting to act as chairman. The secretary of the corporation, or in his absence, an assistant secretary, shall act as secretary of all meetings of the stockholders, and in the absence of the secretary or an assistant secretary, the chairman shall appoint some other person to act as secretary of the meeting.



                                VOTING OF STOCK



	Section 7. On each matter submitted to a vote at a meeting of the stockholders, each holder of common stock shall be entitled to one vote in person or by proxy for each share of common stock held by the stockholder. No proxy shall be voted after three years from its date unless otherwise provided in the proxy, and, except where the transfer books of the corporation have been closed or a date has been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted at any election for directors which has been transferred on the books of the corporation within twenty
(20) days next preceding such election of directors. In all elections for directors each stockholder shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected.





                      VOTING OF SHARES BY CERTAIN HOLDERS



	Section 8. (a) Each share standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe or, in the absence of such by-law provisions, as the board of directors of such corporation may determine.



	(b) Shares standing in the name of a deceased person may be voted by his administrator or executor either in person or by proxy. Persons holding stock in a fiduciary capacity may vote the shares so held in person or by proxy. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed. A stockholder whose shares are pledged shall be entitled to vote such shares in person or by proxy, unless in the transfer by the pledgor on the books of the corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent the stock and vote thereon.



	(c) Shares of stock of this corporation belonging to the corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but such shares held by the corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.



                                 VOTING LISTS



	Section 9. The officer or agent having charge of the stock ledger for the shares of the corporation shall prepare and make, at least ten (10) days before each meeting of the stockholders at which directors are to be elected, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order with the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, during ordinary business hours, for a period of at least ten (10) days prior to such meting, at the place where the meeting is to be held. Such list shall be produced and kept at the time and place of the meeting during the whole time thereof and shall be subject to the inspection of any stockholder who may be present. The original stock ledger shall be prima facie evidence as to who are the stockholders entitled to examine such stock ledger and to vote at any meeting of the stockholders.



                           CLOSING OF TRANSFER BOOKS



	Section 10. The board of directors may close the stock transfer books of the corporation for a period not exceeding sixty (60) days preceding the date of any meeting of stockholders or the date for payment of any dividend, or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, or for a period not exceeding sixty (60) days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the board of directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of stockholders, or the date of the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.



                                  ARTICLE III



                               D I R E C T O R S



                                 GENERAL POWERS



	Section 1. The business and affairs of the corporation shall b managed by a board of directors which may exercise all the powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed and required to be exercised or done by the stockholders.



                               NUMBER AND TENURE



	Section 2. The number of directors which shall constitute the whole board shall be not fewer than three (3) nor more than twelve (12). Subject to the above limits, the total number of directors shall be determined from time to time by resolution of the board of directors. The number of directors shall be divided into three classes, as nearly equal in number as may be.
At each annual meeting after the initial classification and election of directors, directors shall be elected to succeed those whose terms expire at such annual meeting and each director so elected shall hold office for a term expiring at the third annual meeting of stockholders after his election and until his successor shall be duly elected and qualified;
provided, however, that no person shall be eligible for election or re-election as a director if such person will have reached his 70th birthday on or before the date of such election or re-election, and no officer-director shall serve as such beyond the date he ceases to be an officer. Directors need not be stockholders.



                                   VACANCIES





	Section 3. Newly created directorships resulting from any increase in the authorize number of directors and vacancies in the board of directors from death, resignation, retirement, disqualification, removal from office or other cause, shall be filled by a majority vote of the directors then in office, and each director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which he shall have been elected expires, and until his successor shall be duly elected and qualified.





                               REGULAR MEETINGS



	Section 4. Regular meetings of the board of directors shall be held immediately after the annual meeting of stockholders in each year and at 10:00 o'clock in the forenoon upon the second
Wednesday in the months of February, August and November in each year. If the day fixed for any such regular meeting shall be a legal holiday, the meeting shall be held on the next succeeding day which is not a legal holiday.



                               SPECIAL MEETINGS



	Section 5. Special meetings of the board of directors may be called at any time by the chief executive officer of the corporation, or by the secretary upon the request of not less than one-third (1/3rd) of the directors then in office.



                              PLACE OF MEETINGS



	Section 6. All meetings of the board of directors, whether regular or special, shall be held at the office of the corporation in Chicago, Illinois; provided, however, that any meeting, whether regular or special, may be held at such other place as the board of directors may from time to time determine by resolution or as may be fixed in a notice of the meeting or as may be fixed in any waiver of notice signed by all of the directors.



                              NOTICE OF MEETINGS



	Section 7. No notice of the holding of any regular meeting of the board of directors is required. Written notice of any special meeting shall be given by mail to each director not less than five (5) days before the date of the meeting, or by telegram or cable not less than two (2) days before the date of the meeting, or by telephone not less than twenty-four (24) hours before the time of the meeting, with written confirmation of notice by telephone to be mailed promptly. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, in a sealed envelope addressed to the director at his address as it appears on the records of the corporation, with postage prepaid. If such notice is given by telegram or cable, the same shall be deemed to be delivered when delivered to any telegraph company with charges prepaid and addressed to the director at his address as it appears on the records of the corporation. Attendance of any director at any special meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the board of directors need be stated in the notice or waiver of notice of such meeting.



                                    QUORUM



	Section 8. A majority of the board of directors shall constitute a quorum for the transaction of business, but if at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time. The affirmative vote of a majority of all directors shall be necessary for the passage of any resolution unless a greater vote is required in these by-laws or the certificate of incorporation.



                            ORGANIZATION OF MEETING



	Section 9. At meetings of the board of directors, the chairman of the board, if there be such officer, or , in his absence, the president, shall preside as chairman of the meeting. In the absence of both of them, the meeting shall elect a director, present at the meeting, to act as chairman. The secretary of the corporation, or, in his absence, an assistant secretary, shall act as secretary of all meetings of the board of directors, and, in the absence of all such persons, the chairman of the meeting shall appoint some other person to act as secretary off the meeting.



                           COMPENSATION OF DIRECTORS



	Section 10. Directors as such shall not receive any salary for their services, except that each director not otherwise employed by the corporation, or an affiliated corporation, shall be entitled to be paid his expenses, if any, of attendance at such meetings and such remuneration as the board of directors may from time to time determine. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.



                                  ARTICLE IV



                 C O M M I T T E E S   O F   D I R E C T O R S



                       DESIGNATION OF STANDING COMMITTEES



	Section 1. The corporation shall have the following standing committees:



		(a) An Executive Committee which shall have and may exercise all the authority of the board of directors during the intervals between meetings of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. The committee shall consist of not less than four members of the board of directors and shall include the chairman of the board and the president as members.



		(b) An Audit Committee which shall (1) select and employ, on behalf of the corporation, subject to ratification of stockholders, a firm of certified public accountants whose duty shall be to audit the books and accounts of the corporation and its subsidiaries and affiliated companies for the fiscal year in which they are appointed; (2) confer with the auditors regarding the scope of the audit and other services and the cost thereof and report periodically to the board of directors; and
(3) review with the auditors at the conclusion of the audit and before publication of the audited financial statements, the findings disclosed during the audit, including compliance with the corporation's conflict of interest policies, the adequacy of internal controls, the effectiveness of the internal auditing function, accounting policies and financial reporting, and the contemplated form of the statements and opinion. This committee shall consist of not less than three members of the board of directors who are not officers or employees of the corporation.



		(c) A Compensation and Organization Committee which shall have the duty: to review and to make recommendations to the board of directors with respect to management organization, succession and development programs, the election of corporate officers and their salaries and incentive compensation or bonus awards; to make the decisions required by a committee of the board of directors under all stock option plans which corporation has adopted or may adopt; and to approve and report to the board of directors changes in salary ranges for all major position categories, and the corporation retirement plans, group insurance plans, investment plans or other benefit plans and management incentive compensation or bonus plans. In addition, the committee shall confer with the Benefits Administration
Committee established under the corporation retirement plan and report periodically to the board of directors on the funding of all qualified pension plans of the corporation and its subsidiaries and the investment performance of plan funds and, on behalf of the board of directors, authorize necessary or desirable changes in actuarial assumptions for funding of the plans. The committee shall consist of not less than three members of the board of directors who are not officers or employees of the corporation.



                         OTHER COMMITTEES OF DIRECTORS



	Section 2. The board of directors may, by resolution passed by a majority of the whole board, designate from time to time other committees of the board of directors of such number of directors and with such powers as the board of directors may by resolution determine.



                        APPOINTMENT OF COMMITTEE MEMBERS



	Section 3. The board of directors at its meeting following the annual meeting of stockholders shall designate the directors to constitute the membership of each standing committee and the chairman thereof, and such directors shall serve until the directors' meeting following the next annual meeting of stockholders; provided, however, that vacancies during the year on any standing committee shall be filled by the board of directors so that the membership of each committee shall be filled at all times; and provided further that in the absence or disqualification of any member of a committee, the members of that committee present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of the absent or disqualified member.



                               MEETINGS - QUORUM



	Section 4. Meetings of each committee may be called by its chairman or by any two members of the committee or by the chief executive officer of the corporation or by resolution of the board of directors. Each such committee shall fix its own rules of procedure. The presence of a majority of the members of a committee shall be necessary to constitute a quorum for the transaction of business, and the affirmative vote of a majority of all the members of the committee shall be necessary for the adoption of any resolution or the taking of any action. Each committee shall report to the board of directors all actions of the committee at the next directors' meeting following any meeting of any such committee. Regular minutes of the proceedings of each committee shall be kept in a book provided for that purpose.



                       REMUNERATION OF COMMITTEE MEMBERS



	Section 5. Members of each committee not regularly employed by the corporation shall receive such remuneration as may be determined by resolution of the board of directors.



                                  ARTICLE V



                               O F F I C E R S



                              GENERAL PROVISIONS



	Section 1. The officers of the corporation shall be a president, one or more executive vice presidents, senior vice presidents, or vice presidents, a treasurer, a secretary and one or more assistant treasurers and assistant secretaries. The board of directors may elect a chairman of the board of directors and may also elect other officers from time to time who shall have such authority and perform such duties as may be prescribed by resolution of the board of directors. The offices of treasurer and secretary may be held by the same person. The salaries and other compensation of officers shall be fixed by the board of directors.



                                   ELECTION



	Section 2. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the board of directors.
Each officer shall hold office until his successor shall have been elected and shall have qualified or until his death, resignation or removal in the manner hereinafter provided, or until the board of directors shall by resolution determine that the office shall be left unfilled. The chairman of the board, if any, and the president shall be chosen from the members of the board of directors.



                                    REMOVAL



	Section 3. Any officer elected by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.



                     THE CHAIRMAN OF THE BOARD OF DIRECTORS



	Section 4. The chairman of the board of directors shall be the chief executive officer of the corporation and shall have general charge of the business and affairs of the corporation, subject to the control of the board of directors. He shall preside at all meetings of the stockholders and of the board of directors of the corporation, and by virtue of his office shall be a member of the Executive Committee. He may sign and execute in the name of the corporation all authorized deeds, mortgages, bonds, contracts and other instruments and, with the secretary or an assistant secretary, may sign certificates of capital stock of the corporation. He shall, in general, perform all other duties incident to being the chief executive officer of the corporation, and such other duties as may be prescribed from time to time by the board of directors. In the event of the election of a vice chairman by resolution of the board of directors, the chairman of the board, or the board of directors, may designate the vice chairman to assume such duties of the chairman of the board in his absence as assigned from time to time and to serve on the Executive Committee in lieu of or together with the president and the duties of the president stated in these by-laws, including his membership on the Executive Committee, would thereby be superseded to the extent applicable.



                                 THE PRESIDENT



	Section 5. The president shall be the chief operating officer of the corporation and shall have direct and active charge of the business and affairs of the corporation under the direction of the chairman of the board of directors and subject to control of the board of directors. He shall, by virtue of his office, be a member of the Executive Committee. He may sign and execute in the name of the corporation all authorized deeds, mortgages, bonds, contracts and other instruments and, with the secretary or an assistant secretary, may sign certificates of capital stock of the corporation. He shall, in general, perform all other duties incident to the office of president, and such other duties as may be prescribed from time to time by the chairman of the board or the board of directors. In the event no chairman of the board is elected, or in the absence of the chairman of the board or in case of his inability or refusal to act, the president shall assume the duties of the chairman of the board.



                 THE EXECUTE VICE PRESIDENTS, THE SENIOR VICE

                     PRESIDENTS, AND THE VICE PRESIDENTS



	Section 6. The executive vice presidents, if any, in the chronological order of their election shall, in the absence of the president, or in the event of his inability or refusal to act, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors, the chairman of the board, or the president shall prescribe from time to time. The senior vice presidents, if any, in the chronological order of their election shall, in the absence of the president and all the executive vice presidents, or in the event of his or their inability or refusal to act, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors, the chairman of the board, or the president shall prescribe from time to time. The vice presidents in the chronological order of their election shall, in the absence of the president and all of the executive vice presidents and senior vice presidents, or in the event of his or their inability or refusal to act, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors, the chairman of the board, or the president shall prescribe from time to time.



                    THE TREASURER AND ASSISTANT TREASURERS



	Section 7. The treasurer shall have charge and custody of all funds and securities of the corporation and shall keep full and accurate accounts of the receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be authorized from time to time by the board of directors. He shall disburse the funds of the corporation as may be required in the conduct of the business, and shall render to the chief executive officer and the board of directors, at the regular meetings or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation. If required by the board of directors, he shall give the corporation a bond in such form and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office. And, in general, he shall perform all acts incident to the office of treasurer, subject to the control of the board of directors. The assistant treasurers, in the order of their election, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties as the board of directors shall prescribe.



                    THE SECRETARY AND ASSISTANT SECRETARIES



	Section 8. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all proceedings of the meetings of the board of directors and the stockholders in books to be kept for those purposes, and shall perform like duties for any committee of the board of directors when requested. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and he shall be the custodian of the corporate records and of the seal of the corporation, and shall have authority to affix the seal to any instrument requiring it, and when so affixed, it may be attested by his signature. The assistant secretaries, in the order of their election, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties as the board of directors shall prescribe.



                      VOTING SHARES OF OTHER CORPORATIONS



	Section 9. Unless otherwise ordered by the board of directors, the chief executive officer or such person as he may appoint shall have full power and authority, in behalf of the corporation, to attend any meetings of stockholders of any corporation in which this corporation may hold stock, and to vote the shares held by this corporation at any such meeting;
and at any such meeting to possess and exercise any and all rights and powers incident to the ownership of such shares.



                                   ARTICLE VI



                                D I V I S I O N S



	The chairman of the board may appoint managers of divisions with such titles (including the title of president or vice president) as the chairman of the board may determine. A division manager shall not, by virtue of such appointment, be an officer of the corporation within the meaning of Article V of these by-laws. However, the appointment shall not preclude the election and service of a division manager as an officer of the corporation within the meaning of Article V. Division managers shall serve at the pleasure of the chairman of the board and shall perform such duties and have such powers as the chairman of the board may prescribe from time to time.



                                  ARTICLE VII



                         C E R T I F I C A T E S   OF

                         S T O C K - D I V I D E N D S



	Section 1. (a) Every holder of stock in the corporation shall be entitled to have a certificate signed in the name of the corporation by the chairman of the board of directors, the president or a vice president and the secretary or an assistant secretary, certifying the number of shares owned by him in the corporation. If such certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or
(2) by a registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.



		(b) All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares of the same class has been surrendered and canceled or properly accounted for in the case of a lost certificate.



                              TRANSFER OF SHARES



	Section 2. Upon surrender to the corporation or transfer agent of the corporation of a certificate of shares duly endorsed and accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. The board of directors may appoint one or more transfer agents and registrars of transfer, and may require all stock certificates to bear the signature of a transfer agent and of a registrar of transfers.



                            REGISTERED STOCKHOLDERS



	Section 3. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware or elsewhere in these by-laws.



                                  DIVIDENDS



	Section 4. Dividends upon the capital stock of the corporation, subject to the provisions, if any, of the certificate of incorporation, may be declared by the board of directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the certificate of incorporation.



                                  ARTICLE VIII



              I N D E M N I F I C A T I O N   O F   D I R E C T
O R S

                             A N D   O F F I C E R S



	The corporation (i) shall indemnify every person who is or was a director or officer of the corporation or is or was serving at the corporation's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise; and (ii) shall, if the board of directors so directs, indemnify any person who is or was an employee or agent of the corporation or is or was serving at the corporation's request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the extent, in the manner, and subject to compliance with the applicable standards of conduct, provided by Section 145 of the General Corporation Law of the State of Delaware as the same (or any substitute provision therefor) may be in effect from time to time.



	Such indemnification (i) shall not be deemed exclusive of any other rights to which any person seeking indemnification under or apart from this Article VIII may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and (ii) shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.



                                   ARTICLE IX



                      G E N E R A L   P R O V I S I O N S



                                    CHECKS



	Section 1. All checks or demands for money and notes of the corporation shall be signed by such officer or officers, or such other person or persons, as the board of directors may from time to time designate.



                                  FISCAL YEAR



	Section 2. The fiscal year of the corporation shall begin on the first day of January of each year and end at the close of the last day of December in the same year.



                                      SEAL



	Section 3. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.









                               WAIVER OF NOTICE



	Section 4. Whenever any notice whatever is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.



                                   ARTICLE X



                              A M E N D M E N T S



	These by-laws may be amended or repealed by the affirmative vote of 80% of the total number of directors or by the affirmative vote of the holders of 80% of the voting power of the corporation's stock outstanding and entitled to vote thereon.